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                                                                    Exhibit 10.4


                     AMENDED AND RESTATED PLEDGE AGREEMENT

     THIS AMENDED AND RESTATED PLEDGE AGREEMENT (this "Agreement") is made as of September 15, 2000 by ARNOLD P. AGBAYANI ("Pledgor") in favor of IXYS
USA INC., a Delaware corporation ("Pledgee").

                                    RECITALS

     A. Pledgor and IXYS Corporation, a California corporation ("IXYS California") entered into a Stock Purchase Agreement dated as of November 18, 1995 (the "Stock Purchase Agreement") pursuant to which Pledgee agreed to issue, and Pledgor agreed to purchase, common stock of the Pledgee.

     B. In connection with the Stock Purchase Agreement, Pledgor executed in favor of Pledgee a promissory note (as the same is being amended concurrently herewith, and as it may be amended further, the "Note"), in the original principal amount of $51,331.85 (the "Loan"), secured by a Pledge Agreement dated November 18, 1995 (the "Original Pledge Agreement").

     C. The Pledgee is the successor in interest to IXYS California, by virtue of the merger of IXYS California with and into the Pledgee.

     D. Pledgor and Pledgee desire to amend and restate the Original Pledge Agreement in its entirety to provide for the automatic release of the Collateral upon the satisfaction of certain conditions, to the extent, in the manner and subject to the terms and conditions set forth herein.

     E. Arnold Agbayani (the "Pledgeholder") shall continue to serve as agent for Pledgee, and as an escrow agent pursuant to a Joint Escrow Instructions and Pledgeholder Agreement, dated November 18, 1995, among Pledgor, Pledgee and the Pledgeholder (the "Joint Escrow Instructions").

                                   AGREEMENT

     Pledgor hereby agrees as follows:

     1.  SECURITY INTEREST.

     As security for the full, prompt and complete payment and performance when due (whether by stated maturity, by acceleration or otherwise) of all indebtedness of Pledgor to Pledgee created under the Note (all such indebtedness being the "Liabilities"), together with, without limitation, the prompt payment of all expenses, including, without limitation, reasonable attorneys' fees and legal expenses, incidental to the collection of the Liabilities and the enforcement or protection of Pledgee's lien in and to the collateral pledged hereunder, Pledgor hereby pledges to Pledgee, and grants to Pledgee a first priority security interest in, all of the following (collectively, the "Collateral"): (a) three million nine hundred forty eight thousand six hundred four (3,948,604) shares of common stock of Pledgee (the "Old Shares") represented by Certificate number C-256 or any certificate representing shares of the Common Stock of IXYS Corporation, a Delaware corporation, into which the Old Shares have been converted (the "Pledged Shares"), and all dividends, cash, instruments, and other property or proceeds from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares; (b) all voting trust certificates held by Pledgor evidencing the right to vote any Pledged Shares subject to any voting trust; and
(c) all additional shares and voting trust certificates from time to time acquired by Pledgor in any manner (which

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additional shares will be deemed to be part of the Pledged Shares), and the certificates representing such additional shares, and all dividends, cash, instruments, and other property or proceeds from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of such shares. The term "indebtedness" is used herein in its most comprehensive sense and includes any and all advances, debts, obligations and Liabilities heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary and whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether recovery upon such indebtedness may be or hereafter becomes unenforceable.

     2.  USE OF COLLATERAL.

     At any time, without notice, and at the expense of Pledgor, Pledgee in its name or in the name of its nominee or of Pledgor may, but will not be obligated to: (a) collect by legal proceedings or otherwise all dividends (except cash dividends other than liquidating dividends), interest, principal payments and other sums now or hereafter payable upon or on account of the Collateral; (b) enter into any extension, reorganization, deposit, merger or consolidation agreement, or any agreement in any wise relating to or affecting the Collateral, and in connection therewith may deposit or surrender control of the Collateral thereunder, accept other property in exchange for the Collateral and do and perform such acts and things as it may deem proper, and any money or property received in exchange for the Collateral will be applied to the indebtedness or thereafter held by it pursuant to the provisions hereof; (c) insure, process and preserve the Collateral; (d) cause the Collateral to be transferred to its name or to the name of its nominee; and (e) exercise as to the Collateral all the rights, powers and remedies of an owner, except that so long as no default exists under the Note or hereunder Pledgor will retain all voting rights as to the Pledged Shares.

     3.  PAYMENT OF TAXES.

     Pledgor will pay, prior to delinquency, all taxes, charges, liens and assessments against the Collateral, and upon the failure of Pledgor to do so, Pledgee at its option may pay any of them and will be the sole judge of the legality or validity thereof and the amount necessary to discharge the same.

     4.  ACCELERATION.

     At the option of Pledgee and without necessity of demand or notice, all or any part of the indebtedness of Pledgor will immediately become due and payable irrespective of any agreed maturity, upon the happening of any of the following events: (a) failure to keep or perform any of the terms or provisions of this Agreement; (b) failure to pay any installment of principal or interest on the Note when due; (c) the levy of any attachment, execution or other process against the Collateral; or (d) the insolvency, commission of an act of bankruptcy, general assignment for the benefit of creditors, filing of any petition in bankruptcy or for relief under the provisions of Title 11 of the United States Code of, by, or against Pledgor.

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     5.  FORECLOSURE.

     In the event of the nonpayment of any indebtedness when due, whether by acceleration or otherwise, or upon the happening of any of the events specified in the last preceding paragraph, Pledgee may then, or at any time thereafter, at its election, apply, set off, collect or sell in one or more sales, or take such steps as may be necessary to liquidate and reduce to cash in the hands of Pledgee in whole or in part, with or without any previous demands or demand of performance or notice or advertisement, the whole or any part of the Collateral in such order as Pledgee may elect, and any such sale may be made either at public or private sale at its place of business or elsewhere, or at any broker's board or securities exchange, either for cash or upon credit or for future delivery; provided, however, that if such disposition is at private sale, then the purchase price of the Collateral will be equal to the public market price then in effect, or, if at the time of sale no public market for the Collateral exists, then, in recognition of the fact that the sale of the Collateral would have to be registered under the Securities Act of 1933, as amended, and that the expenses of such registration are commercially unreasonable for the type and amount of collateral pledged hereunder, Pledgee and Pledgor hereby agree that such private sale will be at a purchase price mutually agreed to by Pledgee and Pledgor or, if the parties cannot agree upon a purchase price, then at a purchase price established by a majority of three independent appraisers knowledgeable of the value of the Collateral, one named by Pledgor within ten
(10) days after written request by the Pledgee to do so, one named by Pledgee within such ten (10) day period, and the third named by the two appraisers so selected, with the appraisal to be rendered by such body within thirty (30) days of the appointment of the third appraiser. The cost of such appraisal, including all appraiser's fees, will be charged against the proceeds of sale as an expense of such sale. Pledgee may be the purchaser of any or all Collateral so sold and hold the same thereafter in its own right free from any claim of Pledgor or right of redemption. Demands of performance, notices of sale, advertisements and presence of property at sale are hereby waived, and Pledgee is hereby authorized to sell hereunder any evidence of debt pledged to it. Any sale hereunder may be conducted by any officer or agent of Pledgee.

     In the event of the nonpayment of any indebtedness when due, whether by acceleration or otherwise, Pledgeholder will, at the direction of Pledgee, either deliver the Collateral to Pledgee or follow Pledgee's instructions regarding transfer of the Collateral. Pledgor hereby appoints Pledgeholder and any successor of Pledgeholder as escrow agent under the Joint Escrow Instructions as his or her lawful attorney-in-fact to take such action as may be necessary or appropriate to cause the Collateral to be transferred to Pledgee or to any purchaser, including, without limitation, (a) to date and filling any stock assignments necessary for the transfer in question, (b) to deliver same together with the certificate(s), if any, evidencing the Collateral to be transferred to the Pledgee or the purchaser.

     6.  APPLICATION OF SALE PROCEEDS.

     The proceeds of the sale of any of the Collateral and all sums received or collected by Pledgee from or on account of the Collateral will be applied by Pledgee to the payment of expenses incurred or paid by Pledgee in connection with any sale, transfer or delivery of the Collateral, to the payment of any other costs, charges, attorneys' fees or expenses mentioned herein, and to the payment of the indebtedness or any part hereof, all in such order and manner as Pledgee in its discretion may determine. Pledgee will then pay any balance to Pledgor.

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     7.  TRANSFER OF COLLATERAL.

     Upon the transfer of all or any part of the indebtedness Pledgee may transfer all or any part of the Collateral and will be fully discharged thereafter from all liability and responsibility with respect to the Collateral so transferred, and the transferee will be vested with all the rights and powers of Pledgee hereunder with respect to the Collateral so transferred; but with respect to any Collateral not so transferred Pledgee will retain all rights and powers hereby given.

     8.  RELEASE OF COLLATERAL.

          8.1 Partial Release. Pledgee agrees that so long as no default exists under the Note or hereunder, Pledged Shares shall, upon the request of Pledgor, be released from the Collateral as follows: upon receipt of a written undertaking from Pledgor to (i) sell the Pledged Shares so released for cash and
(ii) to pay the Pledgee as a payment under the Note an amount equal to thirty percent (30%) of the proceeds of such sale within fifteen (15) days of the release, Pledged Shares shall be released from the Collateral in the amount requested by Pledgor.

          8.2 Optional Release. Pledgee, or Pledgeholder at the direction of Pledgee, may at any time deliver the Collateral or any part thereof to Pledgor and the receipt thereof by Pledgor will be a complete and full acquittance for the Collateral so delivered, and Pledgee and Pledgeholder will thereafter be discharged from any liability or responsibility therefor.

     9.  PRESERVATION OF RIGHTS, POWERS AND REMEDIES.

     Until all indebtedness will have been paid in full the power of sale and all other rights, powers and remedies granted to Pledgee hereunder will continue to exist and may be exercised by Pledgee at any time and from time to time irrespective of the fact that the indebtedness or any part thereof may have become barred by any statute of limitations, or that the personal liability of Pledgor may have ceased. The rights, powers and remedies given to Pledgee by this Agreement will be in addition to all rights, powers and remedies given to Pledgee by virtue of any statute or rule of law. Any forbearance or failure or delay by Pledgee in exercising any right, power or remedy hereunder will not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder will not preclude the further exercise thereof; and every right, power and remedy of Pledgee will continue in full force and effect until such right, power or remedy is specifically waived by an instrument in writing executed by Pledgee.

     10.  MISCELLANEOUS.

          10.1 Entire Agreement. This Agreement constitutes the entire agreement between the parties and no party will be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein.

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          10.2  Successors And Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          10.3 Governing Law. This Agreement will be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

          10.4 Titles And Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          10.5 Notices. Unless otherwise provided, any notice required or permitted under this Agreement will be given in writing and will be deemed effectively given upon personal delivery to the party to be notified by hand or professional courier service, by telecopy or by facsimile, one (1) day after deposit with Federal Express or other overnight delivery service, or two (2) days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by five (5) days' advance written notice to the other parties.

          10.6 Amendments And Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of Pledgee and Pledgor.

          10.7 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision will be excluded from this Agreement and the balance of the Agreement will be interpreted as if such provision were so excluded and will be enforceable in accordance with its terms. In case any provision of this Agreement will be invalid, illegal or unenforceable, it will to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

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     IN WITNESS WHEREOF, Pledgor has executed this Amended and Restated Pledge
Agreement as of the date first above written.

                                       /s/ Arnold P. Agbayani
                                       _________________________________________
                                       Arnold P. Agbayani

ACKNOWLEDGED AND ACCEPTED BY:

IXYS USA, INC.

By: /s/ Nathan Zommer
    Nathan Zommer
    President and Chief Executive Officer

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